Exhibit 1.1

Smurfit Westrock Financing DAC

5.185% Senior Notes due 2036

UNDERWRITING AGREEMENT

Dated: November 17, 2025

Smurfit Westrock Financing DAC

5.185% Senior Notes due 2036

UNDERWRITING AGREEMENT

November 17, 2025

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.
Mizuho Securities USA LLC
Wells Fargo Securities, LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013
United States

c/o Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, NY 10019
United States

c/o Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, NY 10020
United States

c/o Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202
United States

Ladies and Gentlemen:

Smurfit Westrock Financing DAC, a designated activity company incorporated under the laws of Ireland with registered company number 774613 (the “Company”), a subsidiary of Smurfit Westrock plc (“Smurfit Westrock”), and the guarantors listed in Exhibit A hereto (together, the “Guarantors”), confirm their agreement with Citigroup Global Markets Inc. (“Citi”), the other Representatives (as defined below), and each of the other Underwriters named in Exhibit B hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof, for whom Citi, Credit Agricole Securities (USA) Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”)), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts, if any, set forth in Exhibit B hereto opposite the name of such Underwriter of $800,000,000 aggregate principal amount of the Company’s 5.185% Senior Notes due 2036 (the “Notes”). The Notes will be issued pursuant to an Indenture, to be dated as of November 21, 2025 (the “Indenture”), among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to an officer’s certificate in accordance with Section 2.1 of the Indenture. The Notes shall be fully and unconditionally guaranteed as to the payment of principal, premium, if any, additional amounts, if any, and interest (the “Guarantees”) by the Guarantors.

The Company understands that the relevant Underwriters propose to make a public offering of the relevant Notes as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” (as defined under Rule 405 under the Securities Act) on Form S-3 (File No. 333-291446) in respect of the Issuer’s debt securities and guarantees thereof. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (together, “Rule 430 Information”) is referred to herein as the “Registration Statement”. As used herein, the term “Base Prospectus” means the prospectus included in such Registration Statement (and any amendments thereto) at the time of its effectiveness that omits Rule 430 Information. The Company has prepared and previously delivered to you a preliminary prospectus supplement, dated November 17, 2025, relating to the Notes (the “Preliminary Prospectus Supplement”) and related to the Base Prospectus. The Preliminary Prospectus Supplement and the Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement, dated November 17, 2025, relating to the Notes (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Notes (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are herein called, collectively, the “Prospectus.”

The Company and the Guarantors will prepare a listing application (including the documents and information incorporated by reference therein, the “Listing Application”) for the Notes to be admitted to the Official List of the Irish Stock Exchange plc trading as Euronext Dublin (“Euronext Dublin”) and to trading on the Global Exchange Market (“GEM”) and added to the Euronext ESG Bonds platform in accordance with the rules of that exchange.

Each of the Company and the Guarantors hereby confirms that it has authorized the use of the Registration Statement, the General Disclosure Package (as defined herein), the Prospectus and any additional written documentation in connection with the offer and sale of Notes by the Underwriters in the manner contemplated by this Agreement.

The Underwriters understand that the Company intends to (a) use the net proceeds from the sale of the Notes (i) to redeem the outstanding $500.0 million in aggregate principal amount of 3.375% Senior Notes due 2027 issued by WRKCo Inc. (the “WRKCo 2027 Notes”) in full at the applicable redemption price set forth in the indenture governing the WRKCo 2027 Notes and (ii) for general corporate purposes, including the repayment of other indebtedness; and (b) use an amount equivalent to the proceeds of the Offering to finance or refinance a portfolio of Eligible Green Projects (as defined in the Prospectus) in accordance with Smurfit Westrock’s Green Finance Framework, which Smurfit Westrock may, in the future, update in line with developments in the market.

The term “Transaction Documents” is used in this Underwriting Agreement (this “Agreement”) to refer collectively to this Agreement, the Notes, the Indenture (including the Guarantees set forth therein), and any other agreement or instrument to be entered into in conjunction with the offering of the Notes. For the purposes of this Agreement, the term “Notes” shall be deemed to include the Guarantees, where applicable. Certain terms used in this Agreement are defined in Section 21 hereof.

SECTION 1.          Representations and Warranties.

(a)           Representations and Warranties by the Company. Each of the Company and the Guarantors jointly and severally represents and warrants to each Underwriter as of the date hereof and as of the Closing Date referred to in Section 2(b) hereof, except for any representation and warranty that speaks as of a specific date, in which case such representation and warranty is made only as of such date, and agrees with each Underwriter, as follows:

(1)          Status as a Well-Known Seasoned Issuer.

(i)           (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at any time the Company, the Guarantors or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption of Rule 163 and (D) at the date hereof, each of the Company and the Guarantors was and is a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Company and the Guarantors on such an “automatic shelf registration statement.” None of the Company or the Guarantors has received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of an automatic shelf registration statement.

(ii)           Any written communication that was an offer relating to the Notes made by the Company or the Guarantors or any person acting on its or their behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(2)           Compliance with Registration Requirements. The Company and the Guarantors meet the requirements for use of Form S-3 under the Securities Act and the Notes at the Closing Date will be duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Guarantors, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on November 12, 2025.

(3)           Registration Statement, Prospectus and Disclosure at Applicable Time.

(i)           Registration Statement. At the respective times that the Registration Statement and any amendments thereto became effective, at any time subsequent to the filing of the Registration Statement that the Company filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date, the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations and the Trust Indenture Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, subject to sub-section (iv) below.

(ii)           Prospectus. At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Notes (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, subject to sub-section (iv) below. The Pre-Pricing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, filed pursuant to Rule 424 under the Securities Act, or delivered to the Underwriters for use in connection with the offering of the Notes, complied when so filed or when so delivered, as the case may be, in all material respects with the Securities Act and the Securities Act Regulations.

(iii)          General Disclosure Package and Issuer Free Writing Prospectus. As of the Applicable Time, as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase any Notes from the Underwriters and as of the Closing Date, neither (x) (1) the Pricing Term Sheet (as defined in Section 3(o) below), (2) any other Issuer General Use Free Writing Prospectus, if any, issued at or prior to the Applicable Time and (3) the Pre-Pricing Prospectus as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, if any, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, subject to sub-section (iv) below. Each Issuer Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offering and sale of the Notes did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus that has not been superseded or modified, subject to sub-section (iv) below.

(iv)         The representations and warranties in the preceding sub-sections (i), (ii) and (iii) of this Section 1(a)(3) do not apply to statements in or omissions from (y) the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company or the Guarantors by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 12(a) hereof or (z) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act.

(v)          At the respective times that the Registration Statement or any amendment thereto were filed, as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Notes within the meaning of Rule 164(h)(2), and at the date hereof, neither the Company nor any of the Guarantors was and is an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405. The copies of the Registration Statement and any amendments to any of the foregoing and the copies of the Pre-Pricing Prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Notes (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

(4)           Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations and, when read together with the other information in the Registration Statement, the Pre-Pricing Prospectus and Prospectus, as applicable, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(5)           Independent Accountants. (i) KPMG, who have audited the consolidated financial statements of the Group and reviewed the unaudited interim condensed consolidated financial statements of the Group, are independent auditors to the Group in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and (ii) Ernst & Young LLP, who have audited the consolidated financial statements of WestRock Company and its consolidated subsidiaries (the “WestRock Entities”) were independent auditors to the WestRock Entities within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission as well as in accordance with the applicable rules of the PCAOB.

(6)           Financial Statements. (i) The consolidated historical financial statements of the Group (including the related notes) incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Group as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); (ii) the consolidated historical financial statements of the WestRock Entities (including the related notes) incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the WestRock Entities as of the dates and for the periods indicated and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); (iii) the consolidated historical financial statements of Smurfit Kappa Group Limited (“SKG”) and its subsidiaries (including the related notes) incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of SKG and its subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and (iv) the unaudited condensed pro forma combined financial information (including the related notes) incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been properly presented on the bases described therein, and the Company believes that the assumptions underlying such unaudited condensed pro forma combined financial information and other unaudited pro forma financial data, as the case may be, are reasonable and are incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(7)           No Material Adverse Change in Business. Since the date of the most recent financial statements of Smurfit Westrock and its subsidiaries incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change, or any development which would reasonably be expected to result in a material adverse change, in or affecting the business, senior management, financial position, shareholders’ equity, results of operations or prospects of the Group, taken as a whole (a “Material Adverse Effect”), except, in each case, as otherwise disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(8)           Good Standing of the Company. The Company has been duly incorporated and is validly existing as a designated activity company under the laws of Ireland, with registered number 774613, and with power and authority to own, lease and operate its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign company for the transaction of business and, if applicable, is in good standing under the laws of each other jurisdiction in which it owns, leases or operates properties or conducts any business, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(9)           Capitalization. Smurfit Westrock has an authorized capitalization as set forth in the General Disclosure Package and the Prospectus under the heading “Capitalization”; the outstanding share capital of Smurfit Westrock has been duly authorized and is validly issued, fully paid and non-assessable; and the outstanding share capital or other equity interests held by Smurfit Westrock and its subsidiaries, in each case, is duly authorized, validly issued, fully-paid and non-assessable, and except for any directors’ qualifying shares and except as noted in each of the Registration Statement, the General Disclosure Package and the Prospectus, are owned by Smurfit Westrock, directly or indirectly, free and clear of all material liens, encumbrances, security interests, charges, restrictions on voting or transfer and claims other than liens, encumbrances, security interests, charges, restrictions on voting or transfer and claims created permitted by the indebtedness disclosed in each of the General Disclosure Package and the Prospectus.

(10)         Good Standing of Smurfit Westrock and Subsidiaries. Each member of the Group other than the Company has been duly incorporated or organized, as the case may be, and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is, if applicable, in good standing under the laws of each other jurisdiction in which it owns, leases or operates properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. None of the Group’s members is in bankruptcy, liquidation or receivership or examinership or subject to any similar proceeding, other than, with respect to any subsidiary, proceedings which would not reasonably be expected to have a Material Adverse Effect.

(11)         Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes a legal, valid and binding agreement enforceable against the Company and each of the Guarantors in accordance with its terms subject, as to enforcement, to bankruptcy, fraudulent conveyance, insolvency, examinership, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”).

(12)         Authorization of other Transaction Documents. The Company and each of the Guarantors, as applicable, have full right, power and authority to execute and deliver the Transaction Documents and to perform their respective obligations hereunder and thereunder; and all action (corporate or other) required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(13)         The Indenture. The Indenture (including the Guarantees set forth therein) has been duly authorized by the Company and each of the Guarantors, has been duly executed and delivered in accordance with its terms by each of the parties thereto, and constitutes a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject, as to enforcement, to the Enforceability Exceptions. The Indenture has been duly qualified under the Trust Indenture Act.

(14)         The Notes. The Notes have been duly authorized by the Company and, when issued and delivered pursuant to this Agreement and authenticated by the Trustee in accordance with the Indenture and payment therefor is received, will be duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms, subject, as to enforcement, to the Enforceability Exceptions; and the Guarantees will be, at or prior to the Closing Date, duly authorized by each of the Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject, as to enforcement, to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(15)         Description of the Notes and the Indenture. The Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(16)         Guarantees. None of the Guarantors has received or will receive any fee or other remuneration for providing the Guarantees such that the Guarantees would be characterized as contracts of insurance under Irish law.

(17)         Absence of Defaults and Conflicts. No member of the Group is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its memorandum and articles of association (or the equivalent) or by-laws (or the equivalent) or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such member of the Group is a party or by which it or any of them or any of their respective properties is bound, except, in the case of any indenture, mortgage, deed of trust, loan agreement or other agreement, for violations and defaults which would not have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents, the preparation and distribution of the General Disclosure Package and the Prospectus, the execution, delivery and issuance of the Notes (including the Guarantees), the performance by the Company and each of the Guarantors of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or violate the memorandum and articles of association (or the equivalent) or by-laws (or the equivalent) of the Company and the Guarantors, (ii) conflict with or constitute a violation by Smurfit Westrock and its subsidiaries of any applicable provision of any law, statute or regulation, except for such conflicts or violations which would not have a Material Adverse Effect, or (iii) breach or result in a default under any agreement known to the executive officers of Smurfit Westrock to be material to the Company and the Guarantors taken as a whole, except for conflicts or breaches which would not have a Material Adverse Effect; and no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or regulatory authority or any stock exchange or body is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Notes (including the Guarantees), and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained on or prior to the Closing Date, (ii) as may be required under applicable securities laws in connection with the purchase and distribution of the Notes by the Underwriters or (iii) the failure to obtain which would not have a Material Adverse Effect.

(18)         Absence of Proceedings. Other than as set forth in the General Disclosure Package and the Prospectus, there are no legal or governmental investigations of which Smurfit Westrock or any of its subsidiaries has received notice or proceedings pending against Smurfit Westrock or its subsidiaries or any of their respective properties which, individually or in the aggregate, if determined adversely to Smurfit Westrock or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to Smurfit Westrock and its subsidiaries’ knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any legal, governmental authorities or threatened by others; and other than as disclosed in each of the General Disclosure Package and the Prospectus, no action, proceeding, litigation, arbitration or administrative proceeding (including governmental inquiries, whether informal or formal) is current or pending or, so far as the Company and each Guarantor is aware, threatened (i) to restrain entry into, exercise of its rights under and/or performance or enforcement of or compliance with its obligations in connection with the offering of the Notes or (ii) which would or might directly or indirectly restrict, prohibit, delay or otherwise adversely interfere with the implementation of, or impose additional adverse conditions or obligations with respect to, or otherwise challenge or hinder, the offering of the Notes. Other than as disclosed in each of the General Disclosure Package and the Prospectus, there are no court and administrative orders, writs, judgments and decrees specifically directed to Smurfit Westrock or any of its subsidiaries and known to Smurfit Westrock’s executive officers to be material to Smurfit Westrock and its subsidiaries taken as a whole.

(19)        Investment Company Act. Neither the Company nor any of the Guarantors is, or after giving effect to the offering and sale of the Notes and the application of the proceeds therefrom as described in the General Disclosure Package and the Prospectus will be, directly or indirectly, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act.

(20)         Possession of Licenses and Permits. Each of Smurfit Westrock and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof and as of the Closing Date, in each case, except as disclosed in the General Disclosure Package and the Prospectus and except where such failure to own, possess or obtain necessary licenses, permits, certificates, consents, orders, approvals or authorizations or failure to make necessary declarations and filings would not, individually or in the aggregate, have a Material Adverse Effect, and neither Smurfit Westrock nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the General Disclosure Package and the Prospectus and except as would not have a Material Adverse Effect; and each of Smurfit Westrock and its subsidiaries is in compliance with all laws and regulations (other than Environmental Laws (as defined herein)) relating to the conduct of its business, except where the failure to comply would not have a Material Adverse Effect.

(21)         Environmental Laws. Smurfit Westrock and its subsidiaries (i) are in compliance with any and all applicable European Union, national, federal, state and local laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses, certificates, or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as disclosed in each of the General Disclosure Package and the Prospectus or except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. In the ordinary course of its business, Smurfit Westrock conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities; on the basis of such review, Smurfit Westrock has reasonably concluded that, except as disclosed in the General Disclosure Package and the Prospectus, such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(22)         Interest. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, all payments to be made by the Company under this Agreement and all interest, principal, premium, if any, additional amounts, if any, and other payments on or under the Notes or the Guarantees may, under the current laws and regulations of the Relevant Taxing Jurisdiction, be paid in U.S. dollars that may be converted into another currency and freely transferred out of the Relevant Taxing Jurisdiction and all such payments will not be subject to withholding or other taxes under the current laws and regulations of Ireland and are otherwise payable free and clear of any other tax, withholding or deduction in Ireland (except for any taxes which may be imposed on a holder of the Notes as a result of such holder (a) being resident for tax purposes (or having a permanent establishment) in or having a present or former connection to Ireland excluding any connection arising solely from the acquisition, ownership or holding of the Notes or (b) failing to provide any documentation that would have reduced or eliminated such tax, withholding or deduction) and without the necessity of obtaining any governmental authorization in the Relevant Taxing Jurisdiction.

(23)         Stamp Tax. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, no stamp or other issuance or transfer taxes or duties, VAT, documentary tax, registration tax or other similar taxes are payable by or on behalf of the Underwriters in Ireland, the United Kingdom or the United States on (a) the issuance, creation or delivery of the Notes, (b) the sale, transfer and delivery of the Notes to the respective Underwriters pursuant to this Agreement or for the initial resale and delivery of the Notes placed by or at the direction of the respective Underwriters, (c) the issuance, creation or delivery by the Guarantors of the Guarantees, or (d) the execution and delivery of this Agreement and the other Transaction Documents, in each case provided that:

(i)           none of the matters referred to in (a) to (d) is voluntarily registered in any jurisdiction; and

(ii)           no document effecting the registration, issue or delivery of the Notes is either signed or executed in the United Kingdom or brought into the United Kingdom.

(iii)           The four conditions as set under the sub-heading “Transfer of the Notes” under the “Stamp Duty” heading in the tax consequences section of the “Prospectus” (namely, “certain Irish and United States Federal Income Tax Consequences”) are and will continue to be met.

(24)         Accounting and Disclosure Controls. Smurfit Westrock and each of its subsidiaries maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and generally accepted accounting principles in Ireland and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in extensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, and any amendment or supplement thereto, is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of Smurfit Westrock’s most recent evaluation of the effectiveness of its internal control over financial reporting and disclosure controls and procedures, Smurfit Westrock determined that they are effective in all material respects to perform the functions for which they were established as required by Rule 13a-15 of the Exchange Act, except as disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus. Smurfit Westrock is not aware of any changes in its internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, its internal control over financial reporting and there are no material weaknesses or significant deficiencies in Smurfit Westrock’s internal control over financial reporting except, in each case, as disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus.

(25)         Absence of Manipulation. Prior to the date hereof, neither Smurfit Westrock nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of Smurfit Westrock or any of its subsidiaries or affiliates in connection with the offering of the Notes.

(26)         Section 7 Exchange Act. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes as described in the General Disclosure Package and the Prospectus) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(27)         Choice of Law and Service of Process. Each of the Company and the Guarantors has the power to submit, and pursuant to this Agreement and each other Transaction Document governed by New York law has submitted, or at the Closing Date will have submitted, legally, validly, effectively and irrevocably, to the jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, New York; and each of the Company and the Guarantors has the power to designate, appoint and empower, and pursuant to this Agreement and each other Transaction Document governed by New York law has, or at the Closing Date will have, designated, appointed and empowered, validly, effectively and irrevocably, Smurfit WestRock US Holdings Corporation as agent for service of process in any suit or proceeding based on or arising under this Agreement and each such Transaction Document in any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, New York, as provided herein and in the Indenture.

(28)         No Unlawful Payments. No member of the Group nor, to the best knowledge of the Company and each of the Guarantors, any director, officer or other person associated with or acting on behalf of such member of the Group, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit from corporate funds to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or similar laws or regulations of any other relevant jurisdiction (including the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions and the Criminal Justice (Corruption Offences) Act 2018 of Ireland) or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, the Guarantors and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(29)         Compliance with Anti-Money Laundering Laws. The operations of each member of the Group are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the anti-money laundering laws and regulations of the United States, Ireland, the European Union and/or the United Kingdom, so far as the Company and each of the Guarantors are aware, and any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Group with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and each of the Guarantors, threatened.

(30)         No Conflicts with Sanctions Laws. No member of the Group or, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or affiliate of any member of the Group is currently the target or subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or any similar sanctions or measures imposed by the European Union, His Majesty’s Treasury, the Minister for Finance of Ireland, the U.S. Department of State or any other body, governmental or other, to which Smurfit Westrock or any of its subsidiaries is subject (collectively, “Sanctions”), nor is any member of the Group located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (currently, Cuba, Iran, North Korea, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine and Crimea, the non-government-controlled areas of the Donetsk Oblast (also referred to as so-called Donetsk People’s Republic), the Luhansk Oblast (also referred to as so-called Luhansk People’s Republic), and none of the issue and sale of the Notes, the execution, delivery and performance of the Transaction Documents, the direct or indirect use of proceeds from the offering, or the consummation of any other transaction contemplated hereby or the fulfillment of the terms hereof, or the provision of services to any of the foregoing will result in a violation by any person (including, without limitation, the Underwriters) of any Sanctions. The representations made in this clause Section 1(a)(30) are made to any Underwriter incorporated in or organized under the laws of the Federal Republic of Germany only if and to the extent that the making or acceptance or receipt of the benefit, as the case may be, of such representations does not result in a violation of, or conflict with, section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes). It is acknowledged and agreed that the representations in this clause are sought and given to the extent that expression of, or compliance with, or receipt or acceptance of, such representations would not result in a violation of any provision of EU Regulation (EC) 2271/96 of November 22, 1996 (or any blocking law, rule, regulation or statute that is in force from time to time in the European Union, the United Kingdom, or any European Union member state).

(31)         FSMA. Neither the Company nor any of the Guarantors has distributed or, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will distribute, any material in connection with the offering and sale of the Notes other than the General Disclosure Package and the Prospectus or other materials, if any, permitted by the Securities Act and the UK Financial Services and Markets Act 2000, as amended (the “FSMA”), or regulations promulgated pursuant to the Securities Act or the FSMA, and approved by the parties to this Agreement.

(32)         Taxes. Except as otherwise disclosed in the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, Smurfit Westrock and its subsidiaries have paid all national, regional, local and other taxes and filed all necessary tax returns required to be paid or filed through the date hereof; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against Smurfit Westrock or any of its subsidiaries or any of their respective properties or assets, which would have a Material Adverse Effect.

(33)         No Legal Impediment to Issuance. There are no injunctions or orders commenced, pending or threatened by any court which would prevent the issuance and sale of the Notes as contemplated by this Agreement and each of the General Disclosure Package and the Prospectus.

(34)         Submission to Jurisdiction. Under the laws of Ireland, the submission by the Company and the Guarantors to the jurisdiction of any United States federal or state court sitting in the State of New York and the designation of the law of the State of New York to apply to this Agreement and the Indenture (including the Guarantees set forth therein) are valid and binding upon the Company and the Guarantors and would be recognized and enforceable against the Company and the Guarantors in Ireland.

(35)         Listing. Application will be made by or on behalf of the Company to Euronext Dublin for the Notes to be listed on the Official List of Euronext Dublin, admitted to trading on the GEM and added to the Euronext ESG Bonds platform in accordance with the rules of that exchange.

(36)         Compliance with Irish Law. The form of certificates for the Notes to be sold pursuant to this Agreement are in conformity with any relevant requirements under Irish law and are in proper legal form under the laws of Ireland for the enforcement thereof against the Company and each of the Guarantors. Neither the Company nor any of the Guarantors incorporated under the laws of Ireland nor any of their respective directors or secretaries is a company or a person to whom either Chapter 3, Chapter 4 or Chapter 5 of Part 14 of the Companies Act 2014 of Ireland applies.

(37)         Green Finance Framework. The information contained in the document entitled “Green Finance Framework”, dated November 2024 and available on the website of Smurfit Westrock as of the date hereof, did not, as of its date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(38)         Sarbanes-Oxley Act. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there is and has been no failure on the part of Smurfit Westrock or any of Smurfit Westrock’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

SECTION 2.          Sale and Delivery to Underwriters; Closing.

(a)           The Notes. The Company agrees to issue and sell to the Underwriters, severally and not jointly, all of the Notes, subject to the conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at the relevant purchase price set forth below, the aggregate principal amounts of the Notes, if any, set forth opposite such Underwriter’s name in Exhibit B hereto, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

The purchase price per Note to be paid by an Underwriter of the Notes shall be an amount equal to 99.337% of the aggregate principal amount of such Notes set forth in Exhibit B hereto opposite the name of such Underwriter plus accrued interest, if any, from November 21, 2025 to the Closing Date.

The Company and the Guarantors acknowledge and agree that the Underwriters may offer and sell Notes to or through any affiliate (including any parent or holding company) of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter; provided that such offers and sales shall be made in accordance with the provisions of this Agreement.

(b)           Payment and Delivery. The Notes will be represented by one or more global notes (collectively, the “Global Notes”) in book-entry form. Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives no later than 12:00 P.M. (New York City time) on November 21, 2025 (or at such other time on the same or such other date as the Representatives and the Company may otherwise agree in writing) (such time and date of payment and delivery being herein called the “Closing Date”) against delivery of the Global Notes to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, with any transfer taxes payable in connection with the initial sale of the Notes duly paid by the Company. The Global Notes will be made available for inspection by the Representatives at the office of the Trustee (or as otherwise agreed) not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. Citi, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.          Covenants of the Company. The Company and the Guarantors jointly and severally covenant with each Underwriter as follows:

(a)           Compliance with Securities Act Regulations and Commission Requests. The Company and the Guarantors, subject to Section 3(b), will comply with the requirements of Rule 430B and Rule 433 and notify the Representatives immediately, and confirm the notice in writing, (i) of the receipt of any comments from the Commission to the Registration Statement, the General Disclosure Package or the Prospectus, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Pre-Pricing Prospectus or the Prospectus or any Issuer Free Writing Prospectus or for additional information in connection therewith, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Pre-Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (iv) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Notes. Subject to sub-section (e) below and other than as provided for therein, the Company and the Guarantors will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Notes for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(b)           Filing of Amendments. The Company and the Guarantors will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to the Pre-Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the Securities Act or otherwise, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object promptly after reasonably notice thereof. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time through the Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object promptly after reasonable notice thereof.

(c)           Delivery of Registration Statements. The Company and the Guarantors have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts.

(d)           Continued Compliance with Securities Laws. The Company and the Guarantors will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Notes as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Notes (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) in order to comply with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, the Company and the Guarantors will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company and the Guarantors will use their best efforts to have such amendment declared or become effective as soon as practicable and the Company and the Guarantors will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company and the Guarantors will promptly notify the Representatives of such event or condition and of their intention to file such amendment or supplement and will promptly prepare and, if required by the Securities Act or the Securities Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company and the Guarantors will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(e)           Blue Sky and Other Qualifications. The Company and the Guarantors will cooperate with the Underwriters and their counsel in connection with the qualification of the Notes and the Guarantees for offer and sale, or to obtain an exemption for the Notes and the Guarantees to be offered or sold, under the securities or blue sky laws of such jurisdictions as the Underwriters shall reasonably request and to comply with such laws and to continue such qualification in effect so long as reasonably required for distribution of the Notes; provided that the Company and each Guarantor shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Rule 158. The Company and the Guarantors will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)           Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes as described in each of the General Disclosure Package and the Prospectus, as such Prospectus may be amended or supplemented from time to time, under the heading “Use of Proceeds”.

(h)           Restriction on Sale of Notes. During the period beginning after the date hereof and continuing until the Closing Date, the Company and each of the Guarantors and their respective affiliates will not, directly or indirectly, offer, sell, contract to sell, issue, pledge or otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) of any debt securities or guarantees thereof (except relating to the potential offering by Smurfit Kappa Treasury Unlimited Company of euro-denominated senior notes, as disclosed in the General Disclosure Package and the Prospectus) without the consent of the Representatives (which consent will not be unreasonably withheld).

(i)            No Stabilization and Manipulation. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes. The Company and each of the Guarantors authorize the Representatives to make adequate public disclosure of the information required by the Market Abuse Regulation (EU No 596/2014) or that regulation as it forms part of UK laws by virtue of European Union (Withdrawal) Act 2018 (the “EUWA”) (“MAR”) and any applicable delegated regulations thereunder, including the related U.K. Financial Conduct Authority’s rules and guidance including the Code of Market Conduct. The Company and each of the Guarantors and their respective affiliates will not take any action or omit to take any action, as communicated by the Underwriters, which may result in any of the Underwriters being unable to rely upon the exemption for stabilization described in Article 5 of MAR or any other safe harbor or exemption for stabilization provided for under any applicable law, regulations or rules (including any stock exchange rules) in the jurisdiction where such stabilization is effected.

(j)            Reporting Requirements. The Company and the Guarantors, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the Exchange Act and the Exchange Act Regulations within the time periods required by the Exchange Act and the Exchange Act Regulations.

(k)           Preparation of Prospectus. Immediately following the execution of this Agreement, the Company and the Guarantors will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the public offering price and terms of the Notes, the plan of distribution thereof and such other information as may be required by the Securities Act or the Securities Act Regulations or as the Representatives and the Company or the Guarantors may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), the Prospectus.

(l)            New Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any of the Notes remains unsold by the Underwriters, the Company and the Guarantors will, prior to the Renewal Deadline, if they have not already done so and are eligible to do so, file a new automatic shelf registration statement relating to the Notes, and notify the Representatives when such filing has been made. If any Guarantor is no longer eligible to file an automatic shelf registration statement, the Company and the Guarantors will, prior to the Renewal Deadline, if they have not already done so, file a new registration statement relating to the Notes, and notify the Representatives when such filing has been made and use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline and will take all other action as is necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References in this Agreement to the “Registration Statement” shall include any such new registration statement from and after the time it is filed with the Commission, mutatis mutandis.

(m)           DTC. The Company will assist the Underwriters in arranging for the Notes to be eligible for clearance and settlement through DTC and to maintain such eligibility for so long as the Notes remain outstanding.

(n)           Stamp duties and taxes. The Company and the Guarantors will jointly and severally indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, whether in Ireland or in any Relevant Taxing Jurisdiction, on the creation, issuance and/or delivery to the Underwriters of the Notes, and on the execution and/or delivery of this Agreement and any of the other Transaction Documents in each case save for any such taxes, duties, fees or charges which arise or are increased as a result of:

(i)           any document being voluntarily registered in any jurisdiction; and

(ii)          any document effecting the registration, issue or delivery of the Notes either being signed or executed in the United Kingdom or being brought into the United Kingdom;

(o)           Pricing Term Sheet. The Company will prepare the pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Notes, in substantially the form attached hereto as Exhibit C and otherwise in form and substance satisfactory to the Representatives, and shall file each such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to, and as required by, Rule 433; provided that the Company shall furnish the Representatives with copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.

(p)           Currency. The Company agrees that all amounts payable hereunder shall be paid in U.S. dollars and made without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any Relevant Taxing Jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law; and in that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made (except for any taxes which may be imposed on a holder of the Notes as a result of such holder (a) being resident for tax purposes (or having a permanent establishment) in or having a present or former connection to any Relevant Tax Jurisdiction excluding any connection arising solely from the acquisition, ownership or holding of the Notes or (b) failing to provide any documentation that would have reduced or eliminated such tax, withholding or deduction).

(q)           VAT. All amounts chargeable by the Underwriters under this Agreement shall be exclusive of VAT. If any VAT is properly chargeable on any amounts charged by any Underwriter then such amounts shall be charged together with an amount equal to any VAT chargeable on the relevant supply. Such amount equal to VAT shall be payable upon delivery of an appropriate valid VAT invoice in respect of the supply to which the charge relates. Any amount for which the Underwriters are to be reimbursed under this Agreement will be reimbursed together with an amount equal to any irrecoverable VAT, where appropriate.

(r)            Announcements. Prior to the completion of the distribution of the Notes, neither the Company nor any of the Guarantors will issue any press release or other communication directly or indirectly or hold any press conference (except for routine communications in the ordinary course of business consistent with past practice) with respect to Smurfit Westrock or any of its subsidiaries, the condition, financial or otherwise, or the earnings, business affairs or business prospects of Smurfit Westrock or any of its subsidiaries, without the prior consent of the Representatives (such consent not to be unreasonably withheld), unless in the judgment of the Company and the Guarantors and their counsel, and after notification to the Representatives, such press release or communication is required by law or under the rules of Euronext Dublin, the London Stock Exchange or the New York Stock Exchange or except as issued in accordance with the Securities Act and the rules and regulations promulgated thereunder.

(s)           Exchange Listing. The Company will (i) use its best commercial efforts to cause the Notes to be listed on the Official List of Euronext Dublin and admitted to trading on the GEM as soon as practicable after the Closing Date but in no event later than the date of the first interest payment on the Notes; (ii) deliver to Euronext Dublin copies of the Registration Statement, the Prospectus and such other documents, information and commercially reasonable undertakings as may be required pursuant to the GEM rules or otherwise in connection with obtaining such listing; and (iii) maintain such listing of the Notes for so long as any of the Notes are outstanding. If the Notes cease to be listed on the Official List of Euronext Dublin, the Company shall use its commercially reasonable efforts to promptly list the Notes on a stock exchange to be agreed between the Company and the Representatives.

SECTION 4.          Payment of Expenses.

(a)           Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each of the Company and the Guarantors, jointly and severally agree to pay or cause to be paid all costs and expenses (together with any irrecoverable VAT, where applicable) incidental to the performance of their obligations hereunder including all fees, costs and expenses incidental to (i) the preparation, issuance, execution, authentication and delivery of the Notes, including any expenses of the Trustee, any registrar or co-registrar, paying agent or transfer agent (including related fees and expenses of any counsel to such parties), (ii) the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdiction as the Representatives may reasonably designate (including fees of counsel for the Underwriters and their reasonable disbursements in connection therewith), (iii) the fees and expenses associated with obtaining approval for trading of the Notes on any securities exchange (including the listing of the Notes on the Official List of Euronext Dublin and their admission to trading on the GEM), (iv) the review, if any, by FINRA of the terms of the sale of the Notes, (v) the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Statement, the Pre-Pricing Prospectus, any Permitted Free Writing Prospectus and the Prospectus and the furnishing to the Underwriters and dealers of copies of the Registration Statement, the Pre-Pricing Prospectus, any Permitted Free Writing Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto), including mailing and shipping, as applicable, (vi) any fees charged by investment rating agencies in connection with the rating of the Notes and all fees and expenses of the Company relating to the rating agency process including those incident to making all presentations to the rating agencies, (vii) the fees and expenses of the Company’s and Guarantors’ legal counsel (including local counsel) and independent accountant, (viii) the fees and expenses of counsel of the Underwriters (including Cravath, Swaine & Moore LLP and local counsel), (ix) the fees and expenses of any Authorized Agent (as defined in Section 12(c) hereof), (x) all expenses and application fees incurred in connection with the approval of the Notes by DTC for book entry transfer, (xi) all expenses incurred by the Underwriters and the Company or its representatives in connection with presentations and roadshows relating to prospective investors of the Notes, (xii) any stamp or other issuance or transfer taxes or similar governmental duties incurred by the Company, any Guarantor or the Underwriters, if any, payable in connection with the offer and sale of the Notes to the Underwriters and initial resales by the Underwriters to purchasers thereof, and (xiii) all other reasonable out-of-pocket expenses reasonably incurred by the Underwriters or any of their affiliates in connection with, or arising out of, the offering of the Notes.

SECTION 5.          Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the satisfaction or waiver of the following conditions:

(a)           Effectiveness of Registration Statement. The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Company or the Guarantors, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company or the Guarantors of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433.

(b)           Representations, Warranties and Covenants. The representations and warranties of the Company contained herein are true and correct on and as of the date of this Agreement, the Applicable Time and the Closing Date as if made on and as of the date hereof, the Applicable Time or the Closing Date; the representations and warranties of each of the Guarantors contained herein are true and correct on and as of the date of this Agreement, the Applicable Time and the Closing Date as if made on and as of the date hereof, the Applicable Time and the Closing Date; the statements of the Company or any of the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date; and the Company and the Guarantors shall have complied with all material agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

(c)           No Downgrade. As of the Closing Date and at any time subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the Notes or any other debt securities or preferred stock issued or guaranteed by Smurfit Westrock or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock issued or guaranteed by Smurfit Westrock or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)           Material Adverse Change. Since the date of the most recent financial statements of Smurfit Westrock and its subsidiaries incorporated by reference in each of the General Disclosure Package and the Prospectus, there shall not have been any change in the capital stock or long-term debt of Smurfit Westrock or any of its subsidiaries, or any material adverse change or any development which would reasonably be expected to result in a Material Adverse Effect, the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering of the Notes.

(e)           Officers’ Certificate. The Underwriters shall have received on and as of the Closing Date, a certificate of an officer or director of the Company, with specific knowledge about financial matters of Smurfit Westrock and its subsidiaries, reasonably satisfactory to the Representatives (i) to the effect set forth in subsections (b), (c) and (d) of this Section 5 and (ii) to the further effect that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Guarantors, are threatened by the Commission and the Commission has not notified the Company or the Guarantors of any objection to the use of the form of the Registration Statement.

(f)            Opinion of United States Counsel for Company. The Company shall have requested and caused Hogan Lovells US LLP, as United States (including New York and Delaware) counsel for the Company and the Guarantors, to furnish to the Underwriters its written opinion and Rule 10b-5 disclosure letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(g)           Opinion of Irish Counsel for Company. The Company shall have requested and caused William Fry LLP, as Irish counsel for the Company and the Guarantors, to furnish to the Underwriters its written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(h)           Opinion of Dutch Counsel for Company. The Company shall have requested and caused Stibbe London B.V., as Dutch counsel for the Company and the Guarantors, to furnish to the Underwriters its written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(i)            Opinion of State of Georgia Counsel for Company. The Company shall have furnished to the Underwriters a written opinion with respect to the law of the State of Georgia, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(j)            Accountant’s Comfort Letter. On the date hereof and on the Closing Date, each of KPMG and Ernst & Young LLP shall have furnished to the Underwriters at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representatives or to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters, in form and substance reasonably satisfactory to the Underwriters, with respect to the financial statements and certain financial information incorporated by reference or contained (as applicable) in each of the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(k)           Opinion of Counsel for Underwriters. The Underwriters shall have received on and as of the Closing Date (i) an opinion and Rule 10b-5 disclosure letter from Cravath, Swaine & Moore LLP, U.S. counsel for the Underwriters and (ii) an opinion from McCann FitzGerald LLP, Irish counsel for the Underwriters, in each case, in form and substance reasonably satisfactory to the Representatives and, in each case, the Company and the Guarantors shall have furnished to such counsel such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)            Chief Officer Certificate. On the date (and prior to the execution) of this Agreement, the Chief Financial Officer of Smurfit Westrock shall have furnished to the Underwriters a certificate, dated the date of this Agreement, reasonably satisfactory to the Underwriters, containing statements and information with respect to certain financial information incorporated by reference or contained (as applicable) in each of the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(m)          No Prevention Actions. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees.

(n)           Indenture. The Indenture (in form and substance satisfactory to the Representatives) shall have been duly executed and delivered by the Company, each of the Guarantors and the Trustee on the Closing Date and shall be in full force and effect on such date and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(o)           Clearance. The Notes shall be eligible for clearance and settlement through DTC.

(p)           Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives shall reasonably request.

(q)           Irish Law. At or prior to the Closing Date, to the extent required to comply with Section 82 of the Companies Act 2014 of Ireland or any applicable statutory provisions on financial assistance in Ireland with respect to the Transaction Documents, such requirements shall have been complied with in full by the Guarantors.

SECTION 6.          Indemnification. (a) The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers and affiliates of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any of the Registration Statement, the Pre-Pricing Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433) or “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus (and, in each case, any amendment or supplement thereto if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter expressly for use therein as set forth in Section 12(a).

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and each of the Guarantors to each Underwriter, but only with reference to the information set forth in Section 12(a) relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in any of the Registration Statement, the Pre-Pricing Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d) (and, in each case, any amendment or supplement thereto if the Company shall have furnished any amendments or supplements thereto).

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person, the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the costs and expenses of such proceeding and the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by such Underwriter and any such separate firm for the Company, the Guarantors, their respective directors and officers and such control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, which consent will not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person.

SECTION 7.          Contribution. If the indemnification provided for in the first and second paragraphs of Section 6 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company, and the total discounts and commissions received by the Underwriters, bear to the aggregate offering price of the Notes. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim (together with any irrecoverable VAT, withholding or other tax thereon). Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were offered exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Notes set forth opposite their names in Exhibit B hereto, and not joint.

The remedies provided for in Section 6 above and in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The respective indemnities, rights of contribution contained in Sections 6 and  7, reimbursement rights contained in Section 8(b), representations, warranties, agreements and other statements of the Company, the Guarantors, the officers of the Company or a Guarantor and of each Underwriter set forth in this Agreement shall survive the delivery of and payment for the Notes and shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company or a Guarantor, their respective officers, directors or any other person controlling the Company or a Guarantor and (iii) acceptance of and payment for any of the Notes.

SECTION 8.          Termination of Agreement.

(a)           Termination; General. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of Euronext Dublin, the Luxembourg Stock Exchange, the New York Stock Exchange, the Nasdaq stock market, the London Stock Exchange or the over-the-counter market; (ii) trading of any securities of or guaranteed by Smurfit Westrock or any of its subsidiaries shall have been suspended on any exchange or in any over-the-counter market or settlement in such trading shall have been materially disrupted; (iii) a general moratorium on commercial banking activities shall have been declared by Irish, Luxembourg, United States Federal or New York State authorities or by the competent governmental or regulatory authorities in the United Kingdom; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity, crisis, or emergency either within or outside the United States that, in the reasonable judgment of the Representatives is material and adverse and which, in the reasonable judgment of such Representatives, makes it impracticable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus or (v) an adverse change shall have occurred in the United States, the United Kingdom or Ireland taxation affecting the Notes or the transfer thereof (other than as disclosed in the General Disclosure Package and the Prospectus) or exchange controls shall have been imposed by the United States, the United Kingdom or Ireland.

(b)           Reimbursement of Costs and Expenses. If this Agreement (i) is terminated pursuant to Section 8 or (ii) shall be terminated by the Underwriters, or any of them, (X) because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or (Y) if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company and each of the Guarantors jointly and severally agree to reimburse the Underwriters or such Underwriter as has so terminated this Agreement with respect to itself for all out-of-pocket costs and expenses (including the reasonable fees and expenses of its counsel, and, where applicable, with any irrecoverable VAT thereon) reasonably incurred by the Underwriters or such Underwriter in connection with this Agreement or the offering contemplated hereunder.

SECTION 9.          Default by One or More of the Underwriters.

(a)           If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriter do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to such non-defaulting Underwriter to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriter or the Company may postpone the Closing Date for up to five full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the General Disclosure Package, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the General Disclosure Package or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriters” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Exhibit B hereto that, pursuant to this Section 9, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriter and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of the Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes or if the Company shall not exercise the rights described in paragraph (b) above, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 8(b) hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

SECTION 10.        Authority of Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

SECTION 11.        Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Guarantors, the Underwriters, each affiliate (including any parent or holding company) of any Underwriter which assists such Underwriter in the distribution of the Notes (including the indemnified persons referred to in Section 6 hereof), any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12.        Miscellaneous.

(a)           Blood Letter. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the information furnished to the Company by the Underwriters for inclusion in each of the General Disclosure Package and the Prospectus, consists solely of:

(A)           the names of the Underwriters on the front cover page and under the heading “Underwriting” in the General Disclosure Package and the Prospectus; and

(B)           the sixth and tenth paragraphs under the heading “Underwriting” in the General Disclosure Package and the Prospectus.

(b)           Waiver of Immunity. To the extent that the Company or any of the Guarantors or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, the Company and each of the Guarantors hereby irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

(c)           Jurisdiction. The Company and each of the Guarantors irrevocably submit to the non-exclusive jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan in the City, County and State of New York, United States, in any legal suit, action or proceeding based on or arising under this Agreement and agree that all claims in respect of such suit or proceeding may be determined in any such court. The Company and each of the Guarantors irrevocably waive the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. To the extent permitted by law, the Company and each of the Guarantors hereby waive any objections to the enforcement by any competent court in Ireland or in the Netherlands of any judgment validly obtained in any such court in New York on the basis of any such legal suit, action or proceeding. Each of the Company and the Guarantors hereby appoint Smurfit WestRock US Holdings Corporation, with offices located at 1000 Abernathy Road NE, Atlanta, GA 30328, USA, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such legal suit, action or proceeding. Such appointment shall be irrevocable. The Company and each of the Guarantors hereby represent and warrant that the Authorized Agent has accepted such appointment and irrevocably agreed to act as said agent for service of process, and the Company and the Guarantors agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. The Company and the Guarantors further agree that service of process upon the Authorized Agent and written notice of said service to the Company and the Guarantors shall be deemed in every respect effective service of process upon the Company and the Guarantors in any such legal suit, action or proceeding. If for any reason the Authorized Agent shall cease to be available to act as such, each of the Company and the Guarantors agrees to promptly designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Representatives under this Agreement. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law. The provisions of this Section 12(c) are intended to be effective upon the execution of this Agreement without any further action by the Company or any of the Guarantors and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

(d)           WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)           Currency. The Company and each of the Guarantors shall jointly and severally indemnify and hold harmless the Underwriters against any loss incurred by them as a result of any judgment or order being given or made and expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount, as the case may be, is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which such Underwriters on the first Business Day after the payment of such judgment or order are able to purchase U.S. dollars, as the case may be, with the amount of the Judgment Currency actually received by such Underwriters. The foregoing shall constitute a separate and independent obligation of the Company and the Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” as used in this paragraph shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars, as the case may be.

SECTION 13.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to each of the Representatives at the addresses indicated in Schedule I hereto; with a copy to Cravath, Swaine & Moore LLP, 100 Cheapside, London EC2V 6DT, United Kingdom, Attention: Philip J. Boeckman and Margaret R. M. Rallings (email: pboeckman@cravath.com; mrallings@cravath.com; telefax number: +44 20 7453 1150). Notices to the Company and the Guarantors shall be given to them at Beech Hill, Clonskeagh, Dublin 4, Attention: Emer Murnane; with a copy to Hogan Lovells US LLP, 390 Madison Avenue, New York, NY 10017, USA, Attention: Stuart Morrissy and Meredith Hines (email: stuart.morrissy@hoganlovells.com; meredith.hines@hoganlovells.com).

SECTION 14.          Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

SECTION 15.          Electronic Signatures. Each party to this Agreement consents to the electronic execution of this Agreement, to the provision of any information in connection with this Agreement by electronic means, and to the retention and use of the signed Agreement as an electronic original.

SECTION 16.          GOVERNING LAW. THIS AGREEMENT AND ANY NON-CONTRACTUAL OBLIGATION, CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

SECTION 17.          Effect of Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

SECTION 18.          Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 19.          Agreement and Acknowledgement with respect to the Exercise of the Bail-in Power.

(a)           Notwithstanding any other term of any Transaction Document or any other agreement, arrangement or understanding between the parties, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Transaction Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(1)             any Bail-In Action in relation to any such liability, including (without limitation)

(i)              a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)             a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it;

(iii)            a cancellation of any such liability; and

(2)             a variation of any term of any Transaction Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

(b)           For purposes of this Section 19:

(1)             “Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(2)             “Bail-In Action” means the exercise of any Write-down and Conversion Powers.

(3)             “Bail-In Legislation” means:

(i)             in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(ii)             in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(iii)            in relation to the United Kingdom, the UK Bail-In Legislation.

(4)             “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

(5)            “EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

(6)            “Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

(7)            “UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

(8)             “Write-down and Conversion Powers” means:

(i)              in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(ii)            in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(A)           any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(B)           any similar or analogous powers under that Bail-In Legislation; and

(C)           in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 20.          Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)           For purposes of this Section 20:

(1)            “BHC Act Affiliate” means “affiliate” as that term is defined in, and interpreted in accordance with, 12 U.S.C. § 1841(k).

(2)             “Covered Entity” means (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(3)             “Default Right” means “default right” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(4)             “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 21.          Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 2:50 PM (New York City time) on November 17, 2025 or such other time as agreed by the Company and the Representatives.

“Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

“Commission” means the Securities and Exchange Commission.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Regulations” means the rules and regulations of the Commission under the Exchange Act.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“Group” means Smurfit Westrock and its consolidated subsidiaries.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Notes that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering thereof that does not reflect the final terms, all of which are listed in Exhibit D hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit D(a) hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Relevant Taxing Jurisdiction” means (a) Ireland or the Netherlands or any political subdivision or any authority or agency therein or thereof having power to tax, (b) any other jurisdiction in which the Company or a Guarantor, as the case may be, is organized or is otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having power to tax, or (c) any jurisdiction from or through which a payment is made or any political subdivision or any authority or agency therein or thereof having power to tax.

“Registration Statement” means the Company’s registration statement on Form S–3 (Registration No. 333-291446) as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Rule 430B Information” means the information included in the Pre-Pricing Prospectus or the Prospectus or any amendment or supplement to any of the foregoing that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Regulations” means the rules and regulations of the Commission under the Securities Act.

“VAT” means (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in (a) or (b), or imposed elsewhere.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Pre-Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, as the case may be.

SECTION 22.          Permitted Free Writing Prospectuses. The Company and the Guarantors jointly and severally represent, warrant and agree that they have not made and, unless they obtain the prior written consent of the Representatives, will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Company, the Guarantors and the Representatives, it will not make, any offer relating to the Notes that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required, in the case of any Underwriter, to be filed with the Commission or, in the case of the Company or the Guarantors, whether or not required to be filed with the Commission; provided that the prior written consent of the Company, the Guarantors and the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit D hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Guarantors jointly and severally represent, warrant and agree that they have treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit D hereto are Permitted Free Writing Prospectuses.

SECTION 23.          Absence of Fiduciary Relationship. Each of the Company and the Guarantors acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or fiduciary to, or agent of, the Company, the Guarantors or any other person. Additionally, the Underwriters are not advising the Company, the Guarantors or any of Smurfit Westrock’s other subsidiaries or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by an Underwriter of the Company, the Guarantors, any of Smurfit Westrock’s other subsidiaries and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company, the Guarantors, any of Smurfit Westrock’s other subsidiaries or any other person. Furthermore, the Underwriters may have interests that differ from those of the Company, the Guarantors or any of Smurfit Westrock’s other subsidiaries. Each of the Company and the Guarantors hereby waives, to the fullest extent permitted by law, any claims it may have based on any actual or potential conflicts of interest that may arise or result from any Underwriter’s engagement in connection with the transactions contemplated hereby or any claims it may have against such Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty, and agrees that no Underwriter shall have any liability (whether direct or indirect) to the Company, any Guarantor or any other person in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Guarantor, including any of the Company’s or the Guarantors’ shareholders, employees or creditors.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Guarantors in accordance with its terms.

Very truly yours,

Smurfit Westrock Financing DAC

By	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Authorized Signatory

Smurfit Westrock plc

By	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Authorized Signatory

Smurfit Kappa Group Limited

By	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Authorized Signatory

Smurfit Kappa Investments Limited

By	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Authorized Signatory

Smurfit Kappa Acquisitions Unlimited Company

By	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Authorized Signatory

[Signature Page to USD Underwriting Agreement]

Smurfit Kappa Treasury Funding Designated Activity Company

By	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Authorized Signatory

Smurfit Kappa Treasury Unlimited Company

By	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Authorized Signatory

Smurfit International B.V.

By	/s/ Marc van der Velden
	Name:	Marc van der Velden
	Title:	Director

Smurfit WestRock US Holdings Corporation

By	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Chief Financial Officer, Smurfit Westrock Group

WestRock Company

By	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Chief Financial Officer, Smurfit Westrock Group

[Signature Page to USD Underwriting Agreement]

WestRock MWV, LLC

By	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Chief Financial Officer, Smurfit Westrock Group

WRKCo. Inc.

By	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Chief Financial Officer, Smurfit Westrock Group

WestRock RKT, LLC

By	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Chief Financial Officer, Smurfit Westrock Group

[Signature Page to USD Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

Credit Agricole Securities (USA) Inc.

By:	/s/ David Travis
Name: David Travis
Title: Managing Director

By:	/s/ Ivan Hrazdira
Name: Ivan Hrazdira
Title: Managing Director

Mizuho Securities USA LLC

By:	/s/ Joseph Santaniello
Name: Joseph Santaniello
Title: Managing Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

For themselves and as Representative of the Underwriters named in Exhibit B hereto.

[Signature Page to USD Underwriting Agreement]

Schedule I

Notice Information

If to a Representative:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
United States
Attention: General Counsel
Fax: (646) 291-1469

Credit Agricole Securities (USA) Inc.
1301 Avenue of the America, 8th Floor
New York, NY 10019
United States
Attention: Debt Capital Markets
U.S. Toll Free: (866) 807-6030

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, NY 10020
United States
Email: BA_DCM_Notices@mizuhogroup.com

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202
United States
Attention: Transaction Management
Email: tmgcapitalmarkets@wellsfargo.com

with a copy to:

Cravath, Swaine & Moore LLP
100 Cheapside
London EC2V 6DT
United Kingdom
Attention: Philip J. Boeckman and Margaret R. M. Rallings (email: pboeckman@cravath.com; mrallings@cravath.com; telefax number: +44 20 7453 1150)

If to the Company or the Guarantor:

Smurfit Westrock Financing DAC

Beech Hill, Clonskeagh
Dublin 4
Attention: Emer Murnane

with a copy to:

Hogan Lovells US LLP
390 Madison Avenue
New York, NY 10017
USA
Attention: Stuart Morrissy and Meredith Hines (email: stuart.morrissy@hoganlovells.com; meredith.hines@hoganlovells.com)

EXHIBIT A

Guarantors

Name	Jurisdiction	Registration Number (or equivalent, if any)
Smurfit Westrock plc	Ireland	607515
Smurfit Kappa Group Limited	Ireland	433527
Smurfit Kappa Investments Limited	Ireland	380620
Smurfit Kappa Acquisitions Unlimited Company	Ireland	358039
Smurfit Kappa Treasury Funding Designated Activity Company	Ireland	239631
Smurfit Kappa Treasury Unlimited Company	Ireland	177324
Smurfit International B.V.	Netherlands	33149443
Smurfit WestRock US Holdings Corporation	State of Delaware	7665333
WestRock Company	State of Delaware	6727858
WestRock MWV, LLC	State of Delaware	3429632
WRKCo. Inc.	State of Delaware	5688407
WestRock RKT, LLC	State of Georgia	J518706

EXHIBIT B

Underwriters of the Notes

Underwriter	Percentage	Principal Amount of the Notes
Citigroup Global Markets Inc.	11.00%	$88,000,000
Credit Agricole Securities (USA) Inc.	10.00%	$80,000,000
Mizuho Securities USA LLC	10.00%	$80,000,000
Wells Fargo Securities, LLC	10.00%	$80,000,000
ING Financial Markets LLC	5.80%	$46,400,000
J.P. Morgan Securities LLC	5.80%	$46,400,000
PNC Capital Markets LLC	5.80%	$46,400,000
RBC Capital Markets, LLC	5.80%	$46,400,000
SMBC Nikko Securities America, Inc.	5.80%	$46,400,000
Barclays Capital Inc.	2.00%	$16,000,000
BNP Paribas Securities Corp.	2.00%	$16,000,000
Commerz Markets LLC	2.00%	$16,000,000
Danske Markets Inc.	2.00%	$16,000,000
Deutsche Bank Securities Inc.	2.00%	$16,000,000
Goodbody Stockbrokers UC	2.00%	$16,000,000
Lloyds Securities Inc.	2.00%	$16,000,000
NatWest Markets Securities Inc.	2.00%	$16,000,000
Rabo Securities USA, Inc.	2.00%	$16,000,000
Santander US Capital Markets LLC	2.00%	$16,000,000
Scotia Capital (USA) Inc.	2.00%	$16,000,000
SEB Securities, Inc.	2.00%	$16,000,000
TD Securities (USA) LLC	2.00%	$16,000,000
Bank of China (Europe) S.A.	1.00%	$8,000,000
Regions Securities LLC	1.00%	$8,000,000
Siebert Williams Shank & Co., LLC	1.00%	$8,000,000
The Governor and Company of the Bank of Ireland	1.00%	$8,000,000
Total	100.00%	$800,000,000

EXHIBIT C

PRICING TERM SHEET

Smurfit Westrock Financing DAC

5.185% Senior Notes due 2036 (the “Notes”)

Pricing Term Sheet dated November 17, 2025 to the Preliminary Prospectus Supplement dated November 17, 2025 of Smurfit Westrock Financing DAC (the “Preliminary Prospectus Supplement”)

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Term Sheet supplements and supersedes the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Unless otherwise indicated, capitalized terms used but not defined herein have the meanings given to them in the Preliminary Prospectus Supplement.

Issuer:	Smurfit Westrock Financing DAC
Guarantors:	Smurfit Westrock plc and certain of its subsidiaries
Offering Format:	SEC Registered
Expected Ratings*:	[Intentionally omitted]
Trade Date:	November 17, 2025
Settlement Date**:	November 21, 2025 (T+4)
Notes Offered:	5.185% Senior Notes due 2036
Principal Amount:	$800,000,000
Coupon:	5.185%
Interest Payment Dates:	January 15 and July 15 of each year, commencing July 15, 2026
Interest Record Dates:	January 1 and July 1
Maturity Date:	January 15, 2036
Spread to Benchmark Treasury:	+105 basis points

Benchmark Treasury:	UST 4.000% due November 15, 2035
Benchmark Treasury Price and Yield:	98-29; 4.135%
Yield to Maturity:	5.185%
Price to Public:	99.987% of principal amount
Gross Proceeds:	$799,896,000
Underwriting Discount:	0.650%
Optional Redemption:	Make-whole call at T+20 basis points Par call on or after October 15, 2035
Tax Redemption:	Par call upon the occurrence of specified tax events described under “Description of the Notes — Redemption for Taxation Reasons” in the prospectus supplement
CUSIP / ISIN:	83272Y AC6 / US83272YAC66
Change of Control Repurchase Event:	Put at 101% of principal plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of purchase, subject to occurrence of a Change of Control Repurchase Event
Denominations:	Minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof
Governing Law:	New York
Expected Listing:	Application will be made for the Notes to be admitted to the Official List of the Irish Stock Exchange plc trading as Euronext Dublin, admitted to trading on the Global Exchange Market and added to the Euronext ESG Bonds platform in accordance with the rules of that exchange.
Joint Book-Running Managers:

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Mizuho Securities USA LLC

Wells Fargo Securities, LLC

ING Financial Markets LLC

J.P. Morgan Securities LLC

PNC Capital Markets LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

2

Senior Co-Managers:

Barclays Capital Inc.

BNP Paribas Securities Corp.

Commerz Markets LLC

Danske Markets Inc.

Deutsche Bank Securities Inc.

Goodbody Stockbrokers UC

Lloyds Securities Inc.

NatWest Markets Securities Inc.

Rabo Securities USA, Inc.

Santander US Capital Markets LLC

Scotia Capital (USA) Inc.

SEB Securities, Inc.

TD Securities (USA) LLC

Co-Managers:	Bank of China (Europe) S.A. Regions Securities LLC Siebert Williams Shank & Co., LLC The Governor and Company of the Bank of Ireland

***

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** Delivery of the Notes will be made to investors on or about November 21, 2025, which will be the fourth business day in New York following the date of pricing of the Notes (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to their date of delivery will be required, by virtue of the fact that the Notes initially settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on a date that is prior to the first business day prior to delivery of the Notes should consult their own advisor.

Smurfit Westrock has filed a registration statement (including a base prospectus) and the Preliminary Prospectus Supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying base prospectus in that registration statement, this Pricing Term Sheet and other documents Smurfit Westrock has filed with the SEC for more complete information about Smurfit Westrock and this Offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, Smurfit Westrock, any underwriter or any dealer participating in this Offering will arrange to send you the Preliminary Prospectus Supplement, the final prospectus supplement (when available) and the accompanying base prospectus if you request it by calling Citigroup Global Markets Inc. at +1-800-831-9146 (toll free), Credit Agricole Securities (USA) Inc. at +1-866-807-6030 (toll free), Mizuho Securities USA LLC at +1-866-271-7403 and Wells Fargo Securities, LLC at +1-800-645-3751 (toll free).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

3

EXHIBIT D

(a)

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1)           Pricing Term Sheet containing the terms of the Notes, substantially in the form of Exhibit C hereto.

(b)

ISSUER LIMITED USE FREE WRITING PROSPECTUSES

None